EXIBHIT 10.1



                             EURONET WORLDWIDE, INC.
                            2002 STOCK INCENTIVE PLAN

                                    FORM OF
                        RESTRICTED SHARE AWARD AGREEMENT
                        --------------------------------



Date of Grant:                                      ______________

Number of Restricted
Shares Granted:                   ________________________________


           THIS RESTRICTED SHARE AWARD AGREEMENT (this "Award Agreement"), is entered on ______________, (the "Date of Grant") by and between Euronet Worldwide, Inc. (the "Company"), and ______________ ("Participant").

                                    RECITALS:

           A. The Company's Board of Directors adopted the Euronet Worldwide, Inc. 2002 Stock Incentive Plan (the "Plan") on March 25, 2002, for the purpose of providing selected current and prospective key employees, directors, and consultants of the Company with the opportunity to acquire shares of the Company's common stock ("Common Stock").

           B. The Committee has determined that Participant is eligible to receive a Restricted Share Award, potentially entitling Participant to shares of Common Stock if certain conditions are satisfied, and desires to grant Participant such Restricted Shares subject to and in accordance with the terms and conditions of the Plan and as provided for in this Award Agreement.

                                   AGREEMENT:

           In consideration of the mutual promises and covenants contained herein and other good and valuable consideration paid by Participant to the Company, Participant and the Company agree as follows:

Section 1. Incorporation of Plan

           All provisions of this Award Agreement and the rights of Participant hereunder are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided. Capitalized terms used in this Agreement but not defined shall have the meaning set forth in the Plan.



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Section 2. Grant of Restricted Shares

           As of the Date of Grant identified above, the Company grants to Participant, subject to the terms and conditions set forth herein and in the Plan, that number of Restricted Shares identified above opposite the heading "Number of Restricted Shares Granted."

Section 3. Vesting of Restricted Shares

           The Restricted Shares granted hereunder shall not be converted into unrestricted shares of Common Stock and distributed to Participant unless and until such Restricted Shares vest and become non-forfeitable. Notwithstanding the vesting schedule described in section 9(b) of the Plan, the Restricted Shares shall vest only if, on ______________, Participant is, and has been at all times since the Date of Grant, a director, officer, employee or consultant of the Company. In the event Participant ceases to be a director, officer, employee or consultant at any time prior to ______________, the Restricted Shares shall be forfeited and Participant's rights in the Restricted Shares granted under this Award Agreement shall become null and void.

           Notwithstanding the foregoing vesting condition and in addition to the exception to the above vesting condition provided in Section 9 of this Award Agreement, if an Accelerating Event, as defined in Section 12(c) of the Plan, occurs and the Company terminates Participant's employment other than for cause (as determined by the Committee) or Participant terminates his employment for Good Reason, all of the Restricted Shares shall become 100% vested and nonforfeitable.

Section 4. Forfeiture of Restricted Shares

           In the event that Participant voluntarily terminates his employment with the Company for any reason other than death or disability prior to all of the Restricted Shares becoming vested, or in the event that Participant's employment is terminated by the Company for cause (as determined by the Committee), any Restricted Shares not otherwise vested shall expire and Participant shall not be entitled to shares of Common Stock attributable to such Restricted Shares. Likewise, any dividends paid on shares of Common Stock underlying such forfeited Restricted Shares and held in a suspense account for Participant shall also be forfeited. In the event of Participant's termination of employment other than because of a termination for cause, the Committee in its sole discretion may waive the automatic forfeiture of such Restricted Shares and/or any dividends attributable to the stock underlying such Restricted Shares.

Section 5. Distribution of Restricted Shares

           Except as otherwise provided for in the Plan, the Committee shall distribute to Participant, as soon as practicable after the Restricted Shares vest in accordance with Section 3 above, one share of Common Stock for each vested Restricted Share. At the same time of a distribution of such Common Stock, the Committee shall distribute any shares of Common Stock representing stock dividends and any cash dividends (and earnings thereon) that have accrued to the benefit of Participant as a result of owning the vested Restricted Shares.



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Section 6. Forfeitures Due to Section 280G Limitation

           Notwithstanding anything to the contrary in this Award Agreement, in the event that the vesting of the Restricted Shares is accelerated because of an Accelerating Event and such acceleration results in Participant being liable or obligated for the payment of any Federal excise taxes under Section 4999(a) of the Code, and/or any state or local excise taxes attributable to an "excess parachute payment" under Section 280G of the Code, the number of Restricted Shares granted to Participant which would otherwise vest and become non-forfeitable shall be reduced by the smallest number necessary to eliminate such tax liability.

Section 7. Restrictions on Restricted Shares

           Subject to any exceptions set forth elsewhere herein, none of the Restricted Shares awarded hereunder or the rights relating thereto may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant, and Participant agrees not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of such Restricted Shares or rights, prior to such Restricted Share vesting and becoming non-forfeitable according to the vesting condition(s) set forth above in Section 3. As soon as practicable after a Restricted Shares vests and becomes non-forfeitable in accordance with Section 3 above, the Committee shall distribute to Participant one share of Common Stock for each vested Restricted Share. Such share of Common Stock will be freely transferable under this Agreement and the Plan, subject only to such further limitations on transfer, if any, as may exist under applicable law or any other agreement binding upon Participant.

Section 8. Dividends, Voting Rights and Other Distributions

           Participant shall be entitled to receive any additional cash and shares of Common Stock attributable to cash dividends and/or stock dividends declared and paid with respect to shares of Common Stock between the date the relevant Restricted Share Award was initially granted and the date Participant is entitled to receive shares of Common Stock pursuant to Section 5, above. For purposes of determining the amount of cash or shares of Common Stock accrued by Participant pursuant to this Section 8, one Restricted Share shall equal one share of Common Stock. Notwithstanding the above, in no event shall dividends or other distributions accrue to or for the benefit of Participant for any Restricted Shares with respect to record dates occurring prior to the Date of Grant, or with respect to record dates occurring on or after the date, if any, on which Participant has forfeited those Restricted Shares. To the extent dividends or other distributions accrue to Participant's benefit as a result of owning the Restricted Shares, such dividends or other distributions shall be held in a suspense account for Participant until Participant becomes vested in his Restricted Shares. If any stock dividends accrue to Participant's benefit pursuant to this Agreement, those shares shall be subject to the same restrictions on transferability as the Restricted Shares.






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


Section 9. Effect of Death or Disability of Participant

           In the event of the death or disability of Participant, all of the Restricted Shares shall vest and become nonforfeitable, and, except to the extent the shares of Common Stock resulting from the conversion of vested Restricted Shares are subject to any other transferability restriction(s) under applicable law, the Company shall issue, free and clear of any restrictive condition, such shares to Participant or Participant's beneficiary.

Section 10. Designation of Beneficiary

           Participant may designate a person or persons to receive, in the event of his death, any shares of Common Stock resulting from the conversion of vested Restricted Shares or other property then or thereafter distributable relating to such shares. Such designation may be made in a written instrument delivered to the Committee. If Participant fails effectively to designate a beneficiary, then the person(s), or trust(s) entitled by will or the laws of descent and distribution shall be deemed to be the beneficiary of the transfer.

Section 11. Tax Withholding

           To the extent that the grants of or vesting of any of the Restricted Shares granted hereunder may obligate the Company to pay withholding taxes on behalf of Participant, the Company shall have the power to withhold, or require Participant to remit to the Company, an amount sufficient to satisfy any such federal, state, local or foreign withholding tax requirements.

Section 12. Committee Authority

           Any questions concerning the interpretation of this Award Agreement and any controversy which arises hereunder shall be settled by the Committee in its sole discretion.

Section 13. Binding Effect

           This Award Agreement shall bind, and, except as specifically provided herein, shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

Section 14. Governing Law

           This Award Agreement and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware.


      [The remainder of this agreement has intentionally been left blank.]

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           IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and Participant has hereunto set his or her hand on the day and year first above written.


                                           EURONET WORLDWIDE, INC.


                                           By:
                                                -------------------------------
                                           Name:  Michael J. Brown
                                           Title: Chairman/CEO




                                             ----------------------------------
                                             [Name], Participant

                                             Address: [Address]
                                                      [City, State] [Zip Code]





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